Exhibit 4.11

Offer to exchange
an aggregate principal amount of up to US$300,000,000 of 6.45% debentures due 2035 of Placer Dome Inc., which were originally issued October 10, 2003, for
an aggregate principal amount of up to US$300,000,000 of 6.45% exchange debentures due 2035 of Placer Dome Inc., which have been registered under the United
States Securities Act of 1933, as amended, pursuant to a prospectus dated March •, 2004

To:    Registered holders of original debentures

Enclosed are copies of the documents listed below relating to the offer (the “exchange offer”) by Placer Dome Inc. (“Placer Dome”) to exchange an aggregate principal amount of up to US$300,000,000 of 6.45% debentures due 2035 of Placer Dome (the “exchange debentures”), which have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus referred to below is a part, for an aggregate principal amount of up to US$300,000,000 of 6.45% debentures due 2035 of Placer Dome (the “original debentures”), which were originally issued on October 10, 2003, on the terms and subject to the conditions set out in the Prospectus and in the Letter of Transmittal referred to below:

1.	Prospectus of Placer Dome dated March •, 2004.

2.	Letter of Transmittal.

3.	Notice of Guaranteed Delivery.

4.	Instruction to Registered Holder from Beneficial Owner.

5.	Letter which you may send to your clients for whose account you hold original debentures in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client’s instructions with respect to the exchange offer.

We urge you to contact your clients promptly. Please note that the exchange offer will expire at 5:00 p.m., New York City time, on •, 2004, unless extended by Placer Dome, in its sole discretion.

Pursuant to the Letter of Transmittal, each holder of original debentures will represent to Placer Dome that: (a) any exchange debentures received will be acquired in the ordinary course of business; (b) it has no arrangement or understanding with any person to participate in the distribution of the original debentures or the exchange debentures within the meaning of the Securities Act; (c) it is not an “affiliate” of Placer Dome (as that term is defined in Rule 405 of the Securities Act); and (d) it is not engaged in, and does not intend to engage in, the distribution of the exchange debentures within the meaning of the Securities Act.

If the holder is a broker-dealer, then it will represent to Placer Dome that: (a) it will receive exchange debentures in exchange for original debentures that it acquired for its own account as a result of market-making activities or other trading activities; (b) it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange debentures; and (c) it did not purchase the original debentures tendered hereby directly from Placer Dome for resale pursuant to Rule 144A or any other available exemption from registration under the Securities Act. By acknowledging that it will deliver, and by delivering, a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange debentures, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owner of the original debentures for you to make the foregoing representations.

Placer Dome will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent for the exchange offer) in connection with the solicitation of tenders of original debentures pursuant to the exchange offer.

Any inquiries you may have with respect to the exchange offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the exchange agent, as follows:

By Hand:
Deutsche Bank Trust Company Americas
C/O The Depository Trust Clearing Corporation
55 Water Street, 1st floor
Jeanette Park Entrance
New York, NY 10041

By Mail:
DB Services Tennessee, Inc.
Reorganization Unit
P.O. Box 292737
Nashville, TN 37229-2737

By Overnight Mail or Courier:
DB Services Tennessee, Inc.
Corporate Trust & Agency Services
Reorganization Unit
648 Grassmere Park Road
Nashville, TN 37211

Confirm by telephone (615) 835-3572
Information (800) 735-7777

Yours truly,

PLACER DOME INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF PLACER DOME OR THE EXCHANGE AGENT, OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.